SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
 EXCHANGE ACT OF 1934 (AMENDMENT NO.)

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

OPGEN, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Subject: OpGen Special Meeting for Reverse Stock Split – January 17, 2018
Dear Stockholder,
On December 18, 2017, OpGen mailed a Proxy Statement to stockholders of record on December 6, 2017, relating to a special meeting of stockholders to authorize the Board of Directors to effect a reverse stock split. As noted in our December 21, 2017 Form 8-K filing with the Securities and Exchange Commission, the purpose of the reverse split proposal and the stockholders' approval is to assist the Company in regaining compliance with the Minimum Bid Price standard for continued listing on the Nasdaq Capital Market.
Your vote in favor of the Board of Directors' recommendation is important to the Company.
In case you have not received the proxy statement, the link to view the proxy materials and vote online is:
www.pstvote.com/opgenspecial2018
IF you are a registered stockholder, you can contact Angela Lamb at our transfer agent for your voting control number.
ANGELA L LAMB
PHILADELPHIA STOCK TRANSFER, INC.
Email: alamb@philadelphiastocktransfer.com
P) 484-416-3124
F) 484-416-3597

If you hold your shares beneficially, you will need to contact your broker to authorize voting of your shares.

The Special Meeting is scheduled for January 17, 2018, so timely action is important.
2017 was a productive year for OpGen. We completed the initial development for our new Acuitas AMR Gene Panel and Lighthouse Knowledgebase rapid antibiotic resistance prediction technology. We are preparing to begin commercial RUO sales in the first quarter and to complete FDA clinical trials during 2018. We progressed our business in a number of additional areas and the outlook for OpGen continues to be encouraging as we enter 2018. These developments and others will be described in an updated investor presentation that will be made available by the Company the week of January 8, 2018.
I am available to speak by telephone at your convenience if I can be of additional assistance.
Thank you.
Evan
Evan Jones
Chairman & CEO
OpGen, Inc.

ejones@opgen.com
T 240 813-1290
www.opgen.com